SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 8, 2017

                        INTERFACE, INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	001-33994	58-1451243
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:  (770) 437-6800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On August 8, 2017, Interface, Inc. (the "Company") entered into an Amended and Restated Syndicated Facility Agreement with certain of its wholly-owned foreign subsidiaries as co-borrowers, its material domestic subsidiaries as guarantors, Bank of America, N.A. as Administrative Agent and lender, and the other lenders party thereto (the "Amended Facility").  Pursuant to the Amended Facility, the lenders have agreed to provide to the Company and certain of its subsidiaries a $250 million multicurrency revolving credit facility, and to provide to the Company a $177.5 million term loan.  The terms and conditions of the Amended Facility are substantially similar to the preceding Syndicated Facility Agreement dated as of October 22, 2013 (as previously amended), with the following key changes:

•	The Amended Facility matures in August of 2022;
•
The restricted payments covenant has been liberalized (and now allows for, among other things and subject to certain conditions, the repurchase of the full $100 million authorized amount of the share repurchase program adopted by the Company in April 2017);

•	The lenders' liens on certain real property and equipment may be released in connection with an anticipated property tax abatement transaction in Georgia; and
•	The $10 million revolving loan facility previously made available to our principal subsidiary in Thailand has been eliminated.

The key features of the Amended Facility include:

●
a multicurrency revolving loan facility made available to the Company and its principal subsidiaries in Europe and Australia not to exceed $250 million in the aggregate at any one time outstanding (a sublimit of $40 million exists for the issuance of letters of credit);

●	$177.5 million of term loan borrowing;
●
required amortization payments of the term loan borrowing, as well as mandatory prepayments of the term loan borrowing (and any term loans made available pursuant to any future multicurrency loan facility increase) from certain asset sales, casualty events and debt issuances, subject to certain qualifications and exceptions as provided for therein;

●	a first-priority lien on substantially all the Company's assets and the assets of each of the guarantors;
●	financial covenants (specifically, a consolidated net leverage ratio and a consolidated interest coverage ratio) that must be met as of the end of each fiscal quarter; and
●
the option to increase the borrowing availability under the Amended Facility, either for revolving loans or term loans, by up to $150 million, subject to the receipt of lender commitments for the increase and the satisfaction of certain other conditions.

Interest Rates and Fees. Interest on base rate loans is charged at varying rates computed by applying a margin ranging from 0.25% to 1.50% over the applicable base interest rate (which is defined as the greatest of the prime rate, a specified federal funds rate plus 0.50%, or a specified Eurocurrency rate), depending on our consolidated net leverage ratio as of the most recently completed fiscal quarter. Interest on Eurocurrency-based loans and fees for letters of credit are charged at varying rates computed by applying a margin ranging from 1.25% to 2.50% over the applicable Eurocurrency rate, depending on our consolidated net leverage ratio as of the most recently completed fiscal quarter. In addition, we pay a commitment fee ranging from 0.20% to 0.35% per annum (depending on our consolidated net leverage ratio as of the most recently completed fiscal quarter) on the unused portion of the Amended Facility.

Amortization Prepayments.  We are required to make quarterly amortization payments of $3.75 million of the term loan borrowing.

Covenants.  The Amended Facility contains standard and customary covenants for agreements of this type, including various reporting, affirmative and negative covenants.  Among other things, these covenants limit our ability to:

●	create or incur liens on assets;
●	make acquisitions of or investments in businesses (in excess of certain specified amounts);
●	incur indebtedness or contingent obligations;
●	sell or dispose of assets (in excess of certain specified amounts);
●	pay dividends or repurchase our stock (in excess of certain specified amounts);
●	repay other indebtedness prior to maturity unless we meet certain conditions; and
●	enter into sale and leaseback transactions.

The Amended Facility also requires us to remain in compliance with the following financial covenants as of the end of each fiscal quarter, based on our consolidated results for the year then ended:

●	Consolidated Net Leverage Ratio: Must be no greater than 3.75:1.00.
●	Consolidated Interest Coverage Ratio: Must be no less than 2.25:1.00.
Events of Default. If we breach or fail to perform any of the affirmative or negative covenants under the Amended Facility, or if other specified events occur (such as a bankruptcy or similar event or a change of control of the Company or certain subsidiaries, or if we breach or fail to perform any covenant or agreement contained in any instrument relating to any of our other indebtedness exceeding $20 million), after giving effect to any applicable notice and right to cure provisions, an event of default will exist.  If an event of default exists and is continuing, the lenders' Administrative Agent may, and upon the written request of a specified percentage of the lender group shall:

●	declare all commitments of the lenders under the facility terminated;
●	declare all amounts outstanding or accrued thereunder immediately due and payable; and
●	exercise other rights and remedies available to them under the agreement and applicable law.

Collateral.  Pursuant to an Amended and Restated Security and Pledge Agreement executed on the same date, the Amended Facility is secured by substantially all of the assets of the Company and its domestic subsidiaries (subject to exceptions for certain immaterial subsidiaries), including all of the stock of its domestic subsidiaries and up to 65% of the stock of its first-tier material foreign subsidiaries.  If an event of default occurs under the Amended Facility, the lenders' Administrative Agent may, upon the request of a specified percentage of lenders, exercise remedies with respect to the collateral, including, in some instances, foreclosing mortgages on real estate assets, taking possession of or selling personal property assets, collecting accounts receivables, or exercising proxies to take control of the pledged stock of domestic and first-tier material foreign subsidiaries.

The agents and lenders under the Amended Facility and the Amended and Restated Pledge Agreement or their affiliates have engaged in, and may in the future engage in, commercial or investment banking, corporate trust or other commercial dealings in the ordinary course of business with the Company or its affiliates.  The agents and lenders or their affiliates have received, or may in the future receive, customary fees and commissions for these transactions.

The foregoing descriptions of the Amended Facility and the Amended and Restated Security and Pledge Agreement are qualified in their entirety by the full text of such agreements, which are filed herewith as Exhibits 99.1 and 99.2, respectively.
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
On August 8, 2017, the Company entered into the Amended Facility and the Amended and Restated Security and Pledge Agreement.  Descriptions of these agreements are included above in Item 1.01, which disclosure is incorporated by reference in response to this Item 2.03.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Businesses Acquired.

None.

(b) Pro Forma Financial Information.

None.

(c) Shell Company Transactions.

None.

(d) Exhibits.

Exhibit No.	Description
99.1
Amended and Restated Syndicated Facility Agreement, dated as of August 8, 2017, among Interface, Inc., certain subsidiaries of the Company as borrowers, certain subsidiaries of the Company as guarantors, Bank of America, N.A. as Administrative Agent, and the other lenders party thereto.

99.2
Amended and Restated Security and Pledge Agreement, dated as of August 8, 2017, among Interface, Inc., certain subsidiaries of the Company as obligors, and Bank of America, N.A. as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.

By:	/s/ David B. Foshee
David B. Foshee
Vice President
Date: August 9, 2017

EXHIBIT INDEX

Exhibit No.	Description
99.1
Amended and Restated Syndicated Facility Agreement, dated as of August 8, 2017, among Interface, Inc., certain subsidiaries of the Company as borrowers, certain subsidiaries of the Company as guarantors, Bank of America, N.A. as Administrative Agent, and the other lenders party thereto.

99.2
Amended and Restated Security and Pledge Agreement, dated as of August 8, 2017, among Interface, Inc., certain subsidiaries of the Company as obligors, and Bank of America, N.A. as Administrative Agent.